Exhibit 11



                        Computation of Per Share Earnings

            For the Three Month Periods Ended March 31, 1996 and 1995

                                                          1996           1995
                                                       ----------     ----------

PRIMARY NET INCOME PER SHARE

Average shares outstanding                              7,335,118      4,666,667

Net effect of dilutive stock options and
  warrants based on the treasury stock
  method using average market price                       416,071             --

Effect of shares payable in connection
  with acquisitions                                            --             --
                                                       ----------     ----------

Total                                                   7,751,189      4,666,667
                                                       ----------     ----------

Net income                                               $430,671       $162,619
                                                       ==========     ==========

Primary net income per share                                $0.06          $0.03
                                                       ==========     ==========


FULLY DILUTED NET INCOME PER SHARE

Average shares outstanding                              7,335,118      4,666,667

Net effect of dilutive stock options and
  warrants based on the treasury stock
  method using ending market price                        494,576             --

Effect of shares payable in connection
  with acquisitions                                            --             --
                                                       ----------     ----------

Total                                                   7,829,694      4,666,667
                                                       ----------     ----------

Net income                                               $430,671       $162,619
                                                       ==========     ==========

Fully diluted net income per share                          $0.06          $0.03
                                                       ==========     ==========


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